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                            FORTIS EQUITY PORTFOLIOS, INC.

                   POWER OF ATTORNEY -- N-14 REGISTRATION STATEMENT

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dean C. Kopperud, Rhonda J. Schwartz and Michael J. Radmer, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of Fortis Equity Portfolios, Inc. ("Fortis Equity") relating to the combination of Fortis Fiduciary Fund, Inc. with and into the Fortis Capital Fund, a series of Fortis Equity, and any and all amendments thereto, including post-effective amendments, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.


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               Signature                     Title                 Date
               ---------                     -----                 ----
          /s/ Richard D. Cutting             Director              August 10, 1998
     Richard D. Cutting

          /s/Allen R. Freedman               Director              August 10, 1998
     Allen R. Freedman

          /s/ Robert M. Gavin                Director              August 10, 1998
     Robert M. Gavin

          /s/ Benjamin S. Jaffray            Director              August 10, 1998
     Benjamin S. Jaffray

          /s/ Jean L. King                   Director              August 10, 1998
     Jean L. King

          /s/ Dean C. Kopperud               Director              August 10, 1998
     Dean C. Kopperud

          /s/ Edward M. Mahoney              Director              August 10, 1998
     Edward M. Mahoney

          /s/ Robb L. Prince                 Director              August 10, 1998
     Robb L. Prince

          /s/ Leonard J. Santow              Director              August 10, 1998
     Leonard J. Santow

          /s/ Noel S. Shadko                 Director              August 10, 1998
     Noel S. Shadko

          /s/ Joseph M. Wikler               Director              August 10, 1998
     Joseph M. Wikler

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